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                                   EXHIBIT 11

                    YOUNG BROADCASTING INC. AND SUBSIDIARIES
                     RE COMPUTATION OF  PER SHARE EARNINGS
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                                                    SIX MONTHS ENDED           THREE  MONTHS ENDED
                                                    ----------------           -------------------
                                                JUNE 30,          JUNE 30,     JUNE 30,      JUNE 30,
                                                  1996              1997         1996          1997
                                               ----------------------------   ------------------------
SHARES OF COMMON STOCK OUTSTANDING
   FOR THE ENTIRE  PERIOD...............           10,548,181    14,230,357    10,464,483   14,258,838

ISSUANCE OF 28,481 SHARES OF COMMON
 STOCK TO THE COMPANY'S DEFINED
 CONTRIBUTION PLAN IN 1997..............                    -        26,907             -            -

ISSUANCE OF 27,685 SHARES OF COMMON
 STOCK  TO THE COMPANY'S DEFINED
 CONTRIBUTION PLAN IN 1996..............               27,073             -             -            -


ISSUANCE OF 23,950 SHARES OF COMMON
 STOCK UPON EXERCISE OF OPTIONS IN 1997.                    -         7,891             -       15,695


REPURCHASE OF 459,000 SHARES OF COMMON
 STOCK UNDER BUYBACK PROGRAM IN 1997....                    -      (119,188)            -     (237,066)


REPURCHASE OF 111,383 SHARES OF COMMON
 STOCK FROM J.P. MORGAN CAPITAL
  CORPORATION IN 1996...................             (110,152)            -             -            -

ISSUANCE OF 5,937 SHARES OF COMMON STOCK
  UPON EXERCISE OF OPTIONS IN 1996......                2,690             -         5,350            -

ISSUANCE OF 9,937 SHARES OF COMMON STOCK                                            4,259
   UPON EXERCISE OF OPTIONS IN 1996.....                2,141             -                          -
                                        --------------------------------------------------------------
WEIGHTED AVERAGE SHARES OF COMMON
      STOCK OUTSTANDING.................           10,469,933    14,145,969    10,474,092   14,037,467

PRIMARY DILUTIVE EFFECT OF 688,551
 OPTIONS AND 750,000  WARRANTS IN 1996
 AND 644,551 OPTIONS IN 1997 EXPECTED TO
 BE EXERCISED UNDER THE TREASURY
 STOCK METHOD USING THE WEIGHTED
 AVERAGE MARKET PRICE OF THE COMPANY'S
 SHARES OF COMMON STOCK.................                    -             -       504,609      172,368
                                        --------------------------------------------------------------

TOTAL PRIMARY WEIGHTED AVERAGE SHARES OF
   COMMON STOCK  FOR THE   PERIOD.......                    -             -    10,978,701   14,209,835
                                        --------------------------------------------------------------

FULLY DILUTIVE EFFECT OF 658,551
 OPTIONS AND 750,000  WARRANTS IN 1996
 AND 644,551 OPTIONS IN 1997
 EXPECTED TO BE EXERCISED UNDER
 TREASURY STOCK METHOD USING THE
 PERIOD-END MARKET PRICE OF THE
 COMPANY'S SHARES OF COMMON STOCK.......                    -             -       623,351      254,122
                                        --------------------------------------------------------------

TOTAL FULLY DILUTED WEIGHTED AVERAGE
 SHARES OF  COMMON STOCK FOR THE PERIOD.                 -             -       11,097,443   14,291,589
                                        --------------------------------------------------------------

NET INCOME (LOSS).......................          $(1,461,413)  $  (353,684)  $ 1,877,033  $ 5,212,358
                                        ==============================================================

NET INCOME (LOSS) PER COMMON SHARE
   PRIMARY

       NET INCOME  (LOSS)...............          $     (0.14)  $     (0.03)  $      0.17  $      0.37
                                        ==============================================================

   FULLY DILUTED

         NET INCOME (LOSS)..............          $     (0.14)  $     (0.03)  $      0.17  $      0.37
                                        ==============================================================
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